[GRAPHIC OMITTED]

                          NATIONAL-STANDARD

                          CORPORATE HEADQUARTERS




                      RONALD B. KALICH

                         President and
                       Chief Executive
                               Officer
                                                               December 30, 1999


                           Dear Shareholder:

                           You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Thursday, January 27, 2000, 9:30 AM (local time) at the Windsor Park Conference Center, located at 4020 Edison Lakes Parkway, Mishawaka, Indiana.

                           The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. In addition, we will report on the 2000 outlook for the Company, and shareholders will have the opportunity to ask questions and meet our officers, directors and auditors present at the meeting.

                           We are pleased by our shareholders' continued interest in National-Standard and appreciate that in the past, so many of you have voted your shares in person or by proxy; we hope that you will continue to do so and urge you to return your proxy card promptly. In this way, you can be sure your shares will be voted at the meeting.

                                                               Sincerely,


                                                            /s/ Ronald B. Kalich

                            NATIONAL-STANDARD COMPANY
                               1618 TERMINAL ROAD
                              NILES, MICHIGAN 49120
                                 ---------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 27, 2000
                                 ---------------


         NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of NATIONAL-STANDARD COMPANY will be held at the Windsor Park Conference Center, located at 4020 Edison Lakes Parkway, Mishawaka, Indiana, on Thursday, the 27th day of January, 2000 at 9:30 AM (local time) for the following purposes:
               (1)  To elect two directors to serve three years;

               (2) To allocate an additional 500,000 shares of the Company's Common Stock for future grants under the 1993 National-Standard Stock Option Plan.

               (3) To approve the Company's granting to Ronald B. Kalich, its President and Chief Executive Officer, the option to purchase 150,000 shares of the Company's Common Stock.

               (4) To consider any other matters which may properly come before the meeting or any adjournment thereof.
         Accompanying this notice of annual meeting is a form of proxy, a proxy statement, and a copy of the Company's Annual Report for the fiscal year ending September 30, 1999, all to be mailed on or about December 30, 1999.

         The stock transfer books of the Company will not be closed, but only shareholders of record as of the close of business on December 1, 1999 will be entitled to notice of and to vote at the meeting.

                       By Order of the Board of Directors,



                                  T. C. Wright
                                    Secretary
      Niles, Michigan
      December 30, 1999

                                    IMPORTANT
                                    ---------
      WHETHER YOU OWN FEW OR MANY SHARES, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. THEREFORE, PLEASE FILL IN, DATE, SIGN THE ENCLOSED PROXY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO STAMP IS NECESSARY IF MAILED IN THE UNITED STATES.

                            NATIONAL-STANDARD COMPANY
                                 NILES, MICHIGAN
                                ----------------
                                 PROXY STATEMENT
                ANNUAL MEETING OF SHAREHOLDERS, JANUARY 27, 2000

        This Proxy Statement is furnished by the Board of Directors (the "Board") of National-Standard Company (the "Company"), in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, January 27, 2000 and at any adjournment thereof. Mailing of the proxy material will begin on or about December 30, 1999. Shareholders of record as of December 1, 1999 of the Company's Common Stock will be entitled to one vote for each share held on all matters to come before the meeting.

         On December 1, 1999, there were outstanding 5,727,696 shares of Common Stock; no other securities are entitled to vote at the meeting.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Set forth in the following table are the beneficial holdings on December 1, 1999 of each person known by the Company to own beneficially more than 5% of its Common Stock, executive officers named in the Summary Compensation Table and all executive officers and directors as a group.


                                                               NUMBER OF SHARES OF
      BENEFICIAL OWNER OR MANAGEMENT                      COMMON STOCK OWNED BENEFICIALLY         % OF CLASS (6)
      ------------------------------                      -------------------------------         ----------
      National-Standard Company
      Master Investment Trust                                         1,963,175 (1)                    34.3
      c/o U.S. Bank National Association
      Attn:  T. Sandwick SPEN0502
      180 East 5th Street
      St. Paul, MN  55101
      National-Standard Company                                         644,655 (2)                    11.3
      Employees' Stock Savings Trust
      c/o Key Trust Company of Indiana, N.A.
      101 South Main Street
      Elkhart, Indiana  46516
      Dimensional Fund Advisors, Inc.                                   254,200 (3)                     4.4
      1299 Ocean Avenue, Suite 650
      Santa Monica, California  90401
      The Killen Group, Inc.                                            410,178 (4)                     7.2
      1189 Lancaster Avenue
      Berwyn, Pennsylvania  19312
      Ronald B. Kalich                                                  155,000 (5)                     2.6
      William D. Grafer                                                 123,293 (5)                     2.1
      David L. Lawrence                                                  62,196 (5)                     1.1
      Timothy C. Wright                                                  23,993 (5)                     -
      Executive Officers and Directors as a Group                       732,357 (5)                    11.5

      (1) U.S. Bank National Association has informed the Company that it held, as of December 1, 1999, these shares of the Company's Common
            Stock as Trustee under the Company's Master Investment Trust. Under the terms of the Trust, the Company's Investment Committee directs the Trustee with respect to disposition and voting of such shares.

                                      - 2 -





      (2)   Key Trust has advised the  Company  that it held,  as of December 1,
            1999,  these shares as Trustee under the Company's  Employees' Stock
            Savings Plan.  Under terms of the Trust, the shares held therein are
            voted  by  the  Trustee  in  the  same   proportion  as  the  voting
            instructions received from the Plan's participants.

      (3) Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 254,200 shares of the Company's Common Stock as of September 30, 1999. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

      (4) The Killen Group, Inc. ("Killen"), has advised the Company that as of November 18, 1999, it held 410,178 shares of the Company's Common
            Stock and that it acquired these shares for investment purposes and does not exert voting control over the majority of these shares.
            Killen also advised that it has the power to increase or decrease its investment position.

      (5) Shares shown as beneficially owned include 34,212 shares held in trust under the Employees' Stock Savings Plan and 656,500 shares which may be acquired within 60 days of December 1, 1999 through the exercise of stock options under the 1993 National-Standard Stock
            Option Plan,  the  National-Standard  Company  Stock Option Plan for
            Nonemployee Directors, and the November 1999 stock option grant to Mr. Kalich (Proposal 3).

      (6) Less than 1% unless otherwise indicated.


                       ELECTION OF DIRECTORS (PROPOSAL 1)

         The Board of Directors is currently composed of eight members divided into two classes of three members each and one class of two members each, with one class being elected in each year to serve a three-year term, all as provided in the Certificate of Incorporation and the Bylaws. Unless otherwise specified, proxies will be voted to elect Mr. Michael B. Savitske and Mr. Charles E.
      Schroeder for three-year terms.

         If any nominee should not be able to serve (which management has no reason to anticipate), the proxies will be voted for such person as shall be designated as a replacement by the Board of Directors. Information relative to the nominees for election and directors continuing in office is set forth in the following table. No nominee or director owns more than one percent of the Company's Common Stock.


                                                                                                                    COMMON  STOCK
                                                                                                    YEAR FIRST        OWNED BENE-
                                                   PRINCIPAL OCCUPATION AND                          BECAME         FICIALLY AS OF
                NAME         AGE                       OTHER INFORMATION                            A DIRECTOR      DEC. 1, 1999 (1)
                ----         ---                       -----------------                            ----------      -------------
      NOMINEES TO SERVE UNTIL THE ANNUAL MEETING IN 2003:

      Michael B. Savitske    58   Vice Chairman of the Company since November 1999;                  1989           12,875 (2)
                                  Previously President and Chief Executive Officer of the
                                  Company; Director, Protection Mutual Insurance Co.

      Charles E. Schroeder   64   President, Miami Corporation (a private investment                 1973            8,050 (3)
                                  company).

                                      - 3 -





                                                                                                                    COMMON  STOCK
                                                                                                    YEAR FIRST        OWNED BENE-
                                                   PRINCIPAL OCCUPATION AND                           BECAME        FICIALLY AS OF
                NAME         AGE                       OTHER INFORMATION                            A DIRECTOR      DEC. 1, 1999 (1)
                ----         ---                       -----------------                            ----------      -------------

      DIRECTORS CONTINUING TO SERVE UNTIL THE ANNUAL MEETING IN 2002:

      Ronald B. Kalich       52   President and Chief Executive Officer of the Company               1998            3,000   (4)
                                  since November 1999; previously President, Getz
                                  Brothers & Co., Inc. (international distribution company);
                                  Director, The Carbide/Graphite Group, Inc., Thomas and
                                  Betts Corp.

      Ernest J. Nagy         69   Formerly Chairman, Tri Star Distributing, Inc., 1995 to 1999       1986            9,000
                                  (distributor of electronic components for RV industry);
                                  previously Chairman, Sudler, Nagy, Inc. (real estate
                                  management and investments), 1992 to 1995; past
                                  Chairman, President and CEO of Riblet Products Corp.
                                  (supplier to the mobile home and RV manufacturing industry);
                                  1975 to 1990;

      Donald R. Sheley, Jr.  57   Formerly Vice President Finance and CFO,                           1999               0
                                  Standard Products Co.

      DIRECTORS CONTINUING TO SERVE UNTIL THE ANNUAL MEETING IN 2001:

      David F. Craigmile     71   Executive Committee member, The Lincoln Foundation for             1989           11,150
                                  Business Excellence; Director, Elkay Manufacturing Company;
                                  formerly President, Elkay Manufacturing Company (plumbing
                                  and drinking water products), 1985 to 1994.

      Ranko Cucuz            55   Chairman and Chief Executive Officer of Hayes Lemmerz              1997            1,000
                                  International, Inc. (automobile industry supplier).

      Donald F. Walter       67   Financial Consultant, Walter & Keenan Financial Consulting         1983              800   (5)
                                  Co.; Director, MetroBanCorp., CerProbe Corp.


      (1) Includes in some cases shares held in fiduciary capacity or by wives, children or relatives. The inclusion of these shares is not an admission of beneficial ownership for any other purpose. Each nominee or director has sole voting and investment power over the shares shown as beneficially owned except as noted in footnotes (3) and (5) below and except for shares held in the Employees' Stock
            Savings Plan, as to which they have sole voting but no investment power. Also, shares shown as beneficially owned do not include 6,000 shares each for Mr. Craigmile, Mr. Nagy, Mr. Schroeder, Mr. Walter;
            4,000 shares for Mr. Cucuz; and 2,000 shares each for Mr. Kalich and Mr. Sheley that may be acquired within 60 days of December 1, 1999, through the exercise of stock options under the National-Standard
            Company Stock Option Plan for Nonemployee Directors.

      (2)   Shares  shown as  beneficially  owned  include  9,575 shares held in trust under the  Employees'  Stock  Savings  Plan but do not include
            290,000  shares which may be acquired  within 60 days of December 1,
            1999   through   the   exercise   of   stock   options   under   the
            National-Standard Stock Option Plan.

      (3) Includes 5,831 shares voted by Mr. Schroeder as trustee of certain family trusts. The inclusion of these shares is not an admission of beneficial ownership for any other purpose.

      (4) Does not include an option to purchase 150,000 shares, subject to shareholder approval as described below under Proposal 3 of this Proxy Statement.

      (5)   Not  included  are 5,000  shares owned by the Edward and Irma Hunter
            Foundation,  on which board Mr.  Walter serves as trustee and shares
            voting  and  investment  power  with  other  trustees.   Mr.  Walter
            disclaims beneficial ownership of such shares.


      The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting is required for the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE TWO NOMINEES TO SERVE UNTIL THE ANNUAL MEETING IN 2003 (PROPOSAL 1).

                   ORGANIZATION AND REMUNERATION OF THE BOARD

         The Board of Directors has a standing Audit Committee, a Governance Committee, and an Executive Committee.

         The Audit Committee, composed of nonemployee directors, oversees the audit of the corporate accounts through independent public accountants whom it recommends for selection by the Board of Directors. The Committee reviews the scope of the audit with such accountants and their related fees. The Committee held three meetings during the 1999 fiscal year. The members of the Committee were Mr. Nagy, Chairman, Mr. Kalich, Mr. Schroeder, and Mr. Sheley. Effective in November 1999, Mr. Kalich withdrew from serving on this Committee.

         The Governance Committee, composed of nonemployee directors, reviews and recommends executive and director compensation, including bonus payments to elected corporate officers. It also has as its stated purpose to develop, establish and recommend to the Board criteria for the nomination and tenure of the directors and to submit for approval of the Board nominees for election as directors at each annual meeting of shareholders and for any vacancy that may occur on the Board. The Committee may consider nominees recommended by shareholders or anyone else, or, in its discretion, may limit its consideration to nominees selected by the Committee. Any shareholder wishing to recommend a nominee may forward such recommendation to the Governance Committee, c/o the Secretary of the Company. The Committee members communicate with each other from time to time in person and by telephone and act on matters by either a formal meeting or by unanimous written consent. The Committee held three meetings during the 1999 fiscal year. The members of the Committee are Mr. Walter, Chairman, Mr. Craigmile, and Mr. Cucuz.

         The Executive Committee has, during the interval between regular meetings of the Board of Directors, the authority to exercise all the powers of the Board which may be legally delegated to it in the management and direction of the business and affairs of the Company. The Committee held two meetings during the 1999 fiscal year. The members of the Committee are Mr. Schroeder, Chairman, Mr. Craigmile, and, effective in November 1999, Mr. Kalich.

         The Company's Board of Directors held seven meetings during the 1999 fiscal year. All directors were present for 75% or more of the total number of meetings of the Board and its Committees.

         Directors who are employees of the Company receive no additional compensation for service on the Board. Directors who are not employees of the Company each receive an annual retainer of $16,000 (the Chairman's retainer is $40,000), plus a fee of $800 for each Board or Committee meeting attended and $250 for each subsequent meeting attended in the same day. All directors are reimbursed for out-of-pocket expenses in attending Board or Committee meetings; directors, as such, do not participate in any Executive Compensation Plans.

         Under the Company's Directors' Retirement Income Plan, a nonemployee director is entitled to receive an annual retirement benefit, paid quarterly, equal to the annual retainer payable to the director during his last full year on the Board. A director's normal retirement date is the later of age 70 or the end of any term of service on the Board in which he attains age 70. No director whose appointed or elected service on the Board is less than five years will be entitled to a retirement benefit. Such amount is payable over a period as measured by the shortest of:

                  (a)  life, or
                  (b) years of service on the Board as computed in full quarters, or
                  (c)  10 years.

         The above benefits are payable only to the retired director. In the event of death while on the Board, a death benefit equal to a full year's retainer fee will be paid to the director's designated beneficiary.
      Directors appointed or elected after November 20, 1996, who have not previously served on the Board, are not eligible to participate in this plan.

         Current and new nonemployee directors participate in the Stock Option Plan for Nonemployee Directors ("Directors' Plan"). Under this Directors' Plan, each nonemployee director will be granted an option to purchase 2,000 shares of Common Stock on the first business day after the date on which the Annual Meeting of Shareholders is held.

         The option price for each option granted to nonemployee directors shall be 100% of the fair market value of the shares subject to option on the date of option grant. The option term shall be ten years. The period of exercise following death shall be one year. In the event of any other termination of service on the Board, each option shall be exercisable for the lesser of three years or the balance of its ten-year term.

         Grants to date under the Directors' Plan include an initial grant of 12,000 option shares at an option price of $8.50 made January 24, 1997; a grant of 14,000 option shares at an option price of $5.8125 made January 23, 1998; and a grant of 14,000 option shares at an option price of $3.9375 made January 29, 1999.

                              AMENDED AND RESTATED
                    1993 NATIONAL-STANDARD STOCK OPTION PLAN
                  ALLOCATION OF ADDITIONAL SHARES (PROPOSAL 2)

         The Company's shareholders are being asked to approve the additional allocation of 500,000 shares of the Company's Common Stock to the Amended and Restated 1993 National-Standard Stock Option Plan (the "1993 Plan"). The 1993 Plan, including this proposed modification, is summarized below.

      PURPOSE

         The purpose of the 1993 Plan is to provide an incentive for key management employees of the Company to maximize the long-term value of the Common Stock, to attract, retain, and reward highly qualified executives and managers who will contribute in exceptional ways to the long-term financial success of the Company, to tie compensation of key management employees more closely with the performance of the Company's Common Stock, and to encourage stock ownership by certain management employees of the Company so that they may acquire a proprietary interest in the success of the Company.

      ADMINISTRATION

         The 1993 Plan is administered by a committee of the Board of Directors (the "Committee"), comprised of at least three non-employee directors, currently the Governance Committee. The Committee has the sole authority and discretion to determine the individuals to whom options will be granted, the time of grant, the number of shares subject to each option grant, the period during which an option may be exercised, and any other terms or conditions applicable to options granted. The Committee has full power to interpret and administer the 1993 Plan, to accelerate the vesting of any stock options made under the 1993 Plan, and to amend the terms and conditions of outstanding awards to the extent such terms and conditions are within the discretion of the Committee.

      SHARES SUBJECT TO THE 1993 PLAN

          Shares issued under the 1993 Plan may be authorized but unissued shares or treasury shares of the Company, or a combination of both. In the event of corporate changes affecting the Company's Common Stock, such as reorganizations, recapitalizations, stock splits, consolidation or merger, or the sale, lease, or conveyance of substantially all of the assets of the Company, the Committee will make appropriate adjustments in the number and kind of shares remaining subject to outstanding options granted under the 1993 Plan. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares will (unless the 1993 Plan shall have terminated) become available for issuance under the 1993 Plan. The 1993 Plan had an initial allocation of 450,000 shares of the Company's Common Stock. Subsequently, in 1998, the shareholders approved the allocation of an additional 450,000 shares of the Company's Common Stock. To date, 775,250 options have been granted and have been exercised or are outstanding under the 1993 Plan to thirty-eight officers and other key employees of the Company, leaving 124,750 shares currently available for future grants. The Board of Directors proposes that shareholders approve the allocation of an additional 500,000 shares of the Company's Common Stock for issuance under the 1993 Plan.

      ELIGIBILITY

         Awards may be granted under the 1993 Plan to key management employees of the Company (including officers and directors of the Company who are also employees) and subsidiaries who are participants in the 1993 Plan.

      TERMS OF THE OPTIONS

         Stock Option Price. The option price per share under each option granted will be equal to 100% of the fair market value of the shares subject to the option on the date the option is granted.

         Exercise of Option. The option price of each share of Common Stock is to be paid in full at the time of such exercise. Payment may be made in cash. Payment of the option price may also be effected by tendering whole shares of the Company's Common Stock owned by the optionee having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. In the discretion of the Committee, payment of the option price may also be effected by directing the Company to withhold such number of shares otherwise issuable upon exercise of the option.

         Termination of Options. Except as provided below or as otherwise provided by the Committee in an option agreement, upon termination of an optionee's employment with the Company, all rights under any options granted to him but not yet exercised shall be forfeited and canceled. If an optionee retires, he may exercise any option granted to him in whole or in part within three years after his retirement, whether or not the option was otherwise exercisable by him at his date of retirement. If an optionee's employment by the Company terminates by reason of permanent and total disability, he may exercise any option granted to him in whole or in part within three years after such termination of employment, whether or not the option was otherwise exercisable by him at the time of such termination of employment. If the optionee dies while employed by the Company or its subsidiaries, all options previously granted to him may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was otherwise exercisable by the optionee at the date of his death. If an optionee's employment is terminated as a result of the sale by the Company of a subsidiary, division, or business unit, the Committee may determine the extent to which unexerciseable options shall become exercisable and the period of time, if any, following the date of disposition during which the optionee may exercise the options. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Committee.

         Upon a change in control of the Company, all options shall become fully exercisable. If termination of employment for reasons other than retirement, total disability, death, or discharge for gross misconduct occurs within a 12-month period following the date of the change of control of the Company, the optionee will have three months from the date his employment is terminated to exercise his options. If after a change of control an optionee is discharged for gross misconduct, all options shall be forfeited and canceled. For purposes of the 1993 Plan, "change of control" means: (i) the acquisition by any person or entity (other than any Company employee benefit plan) of 30% or more of combined voting power of the Company's outstanding Common Stock; or (ii) shareholder approval of any consolidation or merger where, following such consolidation or merger, the Company's original shareholders do not hold at least 60% of the voting securities of the surviving corporation; or (iii) during any 24-month period, the individuals (including "qualified replacements") who, at the beginning of the period, make up the Board of Directors, cease, for any reason, to constitute a majority of the Company's Board of Directors; or
      (iv) shareholder approval of any sale, lease, exchange or other transfer of all, or substantially all, of the Company's assets to any entity in which the Company, or its shareholders, own less than 60% of that entity's outstanding voting securities.

         Maximum Stock Options. In no event may any person be awarded options with respect to more than 200,000 shares of the Company's Common Stock in any year under the 1993 Plan.

         Plan Amendment or Termination. The Company's Board of Directors may alter, suspend or terminate the 1993 Plan at any time. No amendment of the 1993 Plan, however, may increase the maximum term for which any option may be granted, increase the number of shares available under the 1993 Plan, or reduce the minimum option price per share as described above.

         Federal Income Tax Consequences. Options granted under the 1993 Plan are not intended to qualify as incentive stock options under the Internal Revenue Code. The grant of a stock option under the 1993 Plan will have no immediate tax consequence to the Company or the optionee. However, the optionee generally will realize taxable ordinary income at the time of exercise of his option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the option price. A like amount is generally deductible by the Company for federal income tax purposes as of that date. The 1993 Plan permits, under certain circumstances, holders of stock options to satisfy their withholding obligation by having shares equal in value to the applicable withholding taxes withheld from the shares which they would otherwise receive upon the exercise of a stock option.

      RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors determined to adopt the 1993 Plan to provide an incentive for maximum effort by its officers and other key employees in the successful operation of the Company, to encourage such employees to remain in the Company's employ, and to tie compensation of key management employees more closely with the performance of the Company's Common Stock. The

      Board of Directors continues to believe that such equity-based awards provide a very significant direct link between management's performance incentive and the interests of shareholders. The Board of Directors believes the additional allocation of 500,000 shares of the Company's Common Stock to the 1993 Plan is necessary and appropriate to provide for the Company's ongoing management compensation objectives. The fair market value of the Company's Common Stock at the close of trading on November 16, 1999 was $3.375 per share.

         The affirmative vote of holders of a majority of the shares of Common Stock represented at the Annual Meeting is required for approval of this Proposal 2.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADDITIONAL ALLOCATION OF 500,000 SHARES OF THE COMPANY'S COMMON STOCK TO THE 1993 PLAN (PROPOSAL 2).



      PRESIDENT AND CHIEF EXECUTIVE OFFICER STOCK OPTION GRANT (PROPOSAL 3)

         The Company's shareholders are being asked to approve the grant to Ronald B. Kalich of an option to purchase 150,000 shares of the Company's Common Stock. On November 16, 1999, the Company entered into an employment agreement with Mr. Kalich, pursuant to which Mr. Kalich agrees to be employed by the Company as its President and Chief Executive Officer for an initial three-year term. Under the agreement, described below, the Company agrees to grant to Mr. Kalich a non-qualified option to purchase 150,000 shares of the Company's Common Stock at an option price equal to $3.375 per share, which represents the fair market value of the shares at the close of trading on November 16, 1999. The Company's grant of the stock option was not made under the 1993 National-Standard Stock Option Plan, or any other stock option plan.

      SUMMARY OF OPTION GRANT

         Mr. Kalich may exercise the stock option granted by the Company any time after shareholder approval, but not later than: (i) three years from the date of Mr. Kalich's retirement from the Company, (ii) three years from the date upon which Mr. Kalich becomes totally disabled, (iii) one year from the date of Mr. Kalich's death, (iv) three months from the date of the termination of Mr. Kalich's employment due to a change in control of the Company (as defined in his employment agreement); or (v) November 16, 2009, whichever shall occur first. If Mr. Kalich's employment terminates for any reason other than retirement, total disability, death, or change of control, the option will be forfeited and canceled. The stock option granted to Mr. Kalich normally is not transferrable except by will or the laws of descent and distribution. However, pursuant to procedures established by the Governance Committee, Mr. Kalich may transfer his options during his employment to: (i) his spouse, (ii) his descendants (by birth or adoption); (iii) the spouses of his descendants; (iv) a trust for the benefit of such family members; or (v) an organization exempt from federal income taxation under ss. 501(C)(3) of the Internal Revenue Code.

         If prior to Mr. Kalich's exercise of the stock option granted to him pursuant to his employment agreement, there is any increase in the number of issued shares of Common Stock of the Company without new consideration being paid to the Company for such shares (by reason of stock dividend, stock splits or similar recapitalizations), the number of shares of Common Stock which may thereafter be purchased under Mr. Kalich's stock option will be increased in the same proportion as any increase in issued shares of the Company's Common Stock. If the number of shares which may be purchased under Mr. Kalich's option is so increased, the per share exercise price specified above will be reduced so that the total amount payable under Mr. Kalich's unexercised stock option shall not be changed by reason of any such increase in the number of shares.

         The grant of the stock option will have no immediate tax consequence to the Company or Mr. Kalich. However, Mr. Kalich will realize taxable ordinary income at the time of exercise of his option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the option price. A like amount is generally deductible by the Company for federal income tax purposes as of that date, as long as the Company includes the amount in Mr. Kalich's gross income. Upon the subsequent sale of shares acquired upon exercise of the stock option, Mr. Kalich will recognize long-term capital gain or loss if the shares are deemed to have been held for more than 12 months, and short-term capital gain or loss in all other cases. Long-term capital gains are currently subject to a maximum rate of 20%.

         The stock option granted to Mr. Kalich pursuant to his employment agreement is subject to the approval of the shareholders of the Company. If the shareholders do not approve the option grant, Mr. Kalich has the right to terminate his employment agreement for "good reason" as described below.

      MR. KALICH'S EMPLOYMENT AGREEMENT

         Under his employment agreement with the Company, Mr. Kalich received a one-time signing bonus in the amount of $40,000, and will receive an annual base salary of at least $400,000. During the fiscal year ending September 30, 2000, Mr. Kalich is also entitled to receive a minimum bonus of not less than $36,000, which bonus will increase to not less than $100,000 if the Company meets a designated net income target for the then ending fiscal year. Mr. Kalich will be eligible for bonuses in subsequent years.

         The Company may terminate Mr. Kalich's employment for "cause" including willful failure to perform, after notice and opportunity to cure, or certain criminal or fraudulent conduct or acts of moral turpitude. Mr. Kalich may terminate his employment and continue to receive certain benefits, described below, upon a change of control or for "good reason," including failure of shareholders to approve his stock option grant as proposed, material reduction in responsibility, material decrease in compensation, significant relocation, or if the Company is unwilling to extend Mr. Kalich's employment on terms at least as favorable to Mr. Kalich after his initial three-year term. If the Company terminates Mr. Kalich's employment other than for cause or because of death or disability or if Mr. Kalich terminates for good reason, Mr. Kalich is entitled to a lump sum cash payment equal to two (2) times his annual base salary then in effect and the continuation of his health care and insurance benefits provided under his employment agreement for the ensuing twenty-four months. If Mr. Kalich's employment terminates due to death or disability, he (or his estate) will be entitled to continued payments of base salary for 24 months (net of disability payments, if applicable).

         Under the agreement, if his employment is terminated pursuant to a change in control of the Company, Mr. Kalich is entitled to a lump sum cash payment. The Company's payment to Mr. Kalich under such circumstances would be 2.99 times his annual base salary then in effect plus 2.99 times the average of his previous two years' bonuses. The payments, in any event, would be limited to the amount that could be received by Mr. Kalich without any loss of tax deduction to the Company for payment under Section 280G of the Internal Revenue Code, dealing with so-called "Excess Parachute Payments." Under the agreement, a "change in control" is defined as (i) the acquisition of control of the Company's Board of Directors by any single entity (or group of entities acting in concert); (ii) the transfer of at least 51% of the Company's Common Stock to any single entity (or group of entities acting in concert); or (iii) any acquisition by the Company of its own Common Stock which acquisition results in (A) fewer than 300 persons owning the Company's Common Stock, or (B) the Company no longer being listed on a national securities exchange.

         Mr. Kalich's employment agreement entitles him to participate in the Company's Targeted Retirement Benefit Plan, described below, and to be vested in his calculated benefit at the end of the initial term of his agreement.

         Mr. Kalich's employment agreement provides for a non-competition period of three years following his termination of employment.

      RECOMMENDATION OF THE BOARD OF DIRECTORS

         The affirmative vote of holders of a majority of the shares of Common Stock represented at the Annual Meeting is required for approval of this Proposal 3.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S GRANTING TO RONALD B. KALICH OF THE OPTION TO PURCHASE 150,000 SHARES OF THE COMPANY'S COMMON STOCK (PROPOSAL 3).

              GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report by the Governance Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                             FISCAL 1999 PERFORMANCE

         In fiscal 1999, the Company's management continued to pursue the long-term goals of meeting customers' delivery and quality expectations 100% of the time and improving operating margins by five points. Progress was made in all of these areas, although not to the extent we had expected. During the year, the Company successfully maintained QS-9000 registration. In addition, during 1999, the actions identified in 1998 to improve the short- and long-term operating performance of the Company were implemented. These actions included a realignment of operations and a reduction in staff, the closure of the Canadian facility, and the divestiture of its wholly owned subsidiary located in the United Kingdom. Net income in 1999 improved to $5.4 million, and operating profit improved to $8.5 million. The fifth consecutive year of operating profit compared to prior year losses is indicative of management's commitment to continuous improvement and of the level of success achieved in developing, implementing, and adhering to a sound, long-term strategic plan.

         The Committee believes that the Company is taking the actions necessary to produce improved profitability in the future.

         The Company's compensation program for officers is based on two objectives:

         (1)   Attract and retain qualified, talented and effective executives.
         (2) Motivate those executives to maximize profits and returns to shareholders.

         To that end, the Company's executive compensation program has the following components:

         BASE  SALARIES  are  currently   targeted  at  approximately  the  50th
      percentile (median) for similar-size manufacturing companies.

         ANNUAL INCENTIVE COMPENSATION opportunities are currently targeted to be below median competitive levels for similar-size manufacturing companies. Previously, incentive awards were based primarily on Company net income and if the Company did not meet profit goals, no awards were made. Consequently, no incentive awards were paid to officers for 1996 and 1997.

         In 1998, a bonus plan was adopted and payments were made commensurate with performance as it related to the targets. This plan was suspended for fiscal year 1999.

         LONG-TERM INCENTIVE opportunities are now targeted at or below median competitive levels for similar-size manufacturing companies and are based solely on the Company's long-term stock performance. After several years with no long-term incentives, the Board voted and the shareholders approved the adoption of a stock option plan in 1993. Stock option grants were made to certain but not all executives in 1993, 1995, 1996, and to all executives in 1997,1998, and 1999.

                                  1999 ACTIONS

         Subsequent to the 1992 fiscal year end, the Board conducted a thorough review of the entire executive compensation program. This review was updated during 1995, and regularly thereafter. It included a careful analysis of the executive pay levels and incentive opportunities relative to the market. This analysis resulted in the aforementioned stock option and bonus plans. In 1998, goals were established and approved by the Board of Directors for each year covered by the bonus plan.

         As was disclosed in last year's report, Management, in the midst of several significant restructuring activities, recommended that for fiscal 1999, no base salary increases be granted to officers and that the Bonus Plan be suspended. The Board accepted this recommendation. It is the intent of the Committee to reevaluate all incentive plans during the 2000 fiscal year.

         Additionally, the Board continues to believe that equity-based awards provide a very significant direct link between management's performance incentive and the interests of shareholders, and therefore made stock option grants as referred to in the previous section of this report and elsewhere in this statement.

         The 1999 actions are in keeping with the compensation philosophy stated above.

                   COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The compensation package of Mr. M. B. Savitske consists of the same elements as for the other officers named in the Summary Compensation
      Table, specifically an annual base salary, participation in the bonus plan, and participation in the National-Standard Stock Option Plan.

         During 1999, Mr. Savitske's base salary was kept at the 1998 annual rate of $325,000. Based upon the executive compensation review work of this committee, Mr. Savitske's base salary remains below the position's median for similar-sized manufacturing companies.

         Mr. Savitske received no annual incentive award related to 1999 performance.

         Effective in November 1999, Mr. Ronald B. Kalich was elected President and Chief Executive Officer of the Company. Mr. Kalich's compensation arrangements were described previously in this statement.


                                      Governance Committee:
                                          Donald F. Walter, Chairman
                                          David F. Craigmile
                                          Ranko Cucuz


                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERM
                                                      ANNUAL COMPENSATION                         COMPENSATION AWARDS
                                                      -------------------                         -------------------
                 (a)                     (b)         (c)            (d)               (e)            (g)               (i)
                                                                                OTHER ANNUAL       OPTIONS          ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR       SALARY          BONUS       COMPENSATION (1)      (#)          COMPENSATION (2)
     ---------------------------        ----       ------          -----       ------------      ---------------  ------------

      Michael B. Savitske               1999       $325,000 $         0          $2,127               150,000          $5,000
         President and                  1998        322,500       48,061          2,140                10,000           4,750
         Chief Executive Officer        1997        307,500            0          2,794                10,000           4,750

      William D. Grafer                 1999        183,300            0            904                50,000           5,000
         Vice President, Finance        1998        181,975       22,599            743                 5,000           4,869
                                        1997        174,750            0            829                10,000           5,243

      David L. Lawrence                 1999        113,300            0              0                25,000           4,513
         Treasurer, Assistant           1998        112,475       13,968              0                 2,500           3,374
          Secretary                     1997        108,000            0              0                 5,000           3,240

      Timothy C. Wright                 1999        118,000            0            219                15,000           4,418
        Secretary, General Counsel      1998        117,125       14,545            294                 2,500           2,655
                                        1997        113,375            0              0                 5,000           4,750

      (1)  Amounts reimbursed during the fiscal year for payment of taxes.
      (2)  Amounts are Company-matching contributions to the Employees' Stock
           Savings Plan.






                                                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF STOCK
                                                                                                      PRICE APPRECIATION
                                        INDIVIDUAL GRANTS                                               FOR OPTION TERM
                                        -----------------                                               ---------------
                  (a)           (b)              (c)            (d)            (e)                    (f)              (g)
                                            % OF TOTAL
                                              OPTIONS
                              OPTIONS       GRANTED TO       EXERCISE
                              GRANTED      EMPLOYEES IN        PRICE        EXPIRATION
                NAME            (#)         FISCAL YEAR      ($/SHARE)         DATE                  5% ($)            10% ($)
                ----            ---         -----------      ---------         ----                  ------            -------
      Michael B. Savitske     150,000             33%          $2.9375      October 14, 2008         $277,050          $702,300
      William D. Grafer        50,000             11%           2.9375      October 14, 2008           92,350           234,100
      David L. Lawrence        25,000             5%            2.9375      October 14, 2008           46,175           117,050
      Timothy C. Wright        15,000             3%            2.9375      October 14, 2008           27,705            70,230

                                                                       - 14 -



                                                           YEAR-END OPTION VALUE TABLE (1)

                 (A)                                                (D)                                          (E)
                                                           NUMBER OF UNEXERCISED                  VALUE OF UNEXERCISED IN-THE-MONEY
                NAME                                     OPTIONS AT SEPT. 30, 1999                  OPTIONS AT SEPT. 30, 1999 (2)
                ----                                     -------------------------                  -------------------------
                                                             (ALL EXERCISABLE)                            (ALL EXERCISABLE)
      Michael B. Savitske                                        290,000                             $           -
      William D. Grafer                                          107,000                                         -
      David L. Lawrence                                           55,000                                         -
      Timothy C. Wright                                           22,500                                         -

      (1)  No options were exercised during the fiscal year.
      (2) The exercise price on all unexercised options at September 30,1999 was in excess of the fair market value of the underlying securities on that date.


                     CERTAIN CONTRACTS WITH NAMED EXECUTIVES

         On May 1, 1999, the Company entered into an employment agreement with its then President and Chief Executive Officer, Michael B. Savitske. Under the agreement and in anticipation of Mr. Savitske's retirement, Mr. Savitske agreed to assist the Company's Board of Directors in searching for a successor President and Chief Executive Officer and to manage an orderly transition of leadership of the Company from Mr. Savitske to his successor. With the engagement of Mr. Kalich as President and Chief Executive Officer, Mr. Savitske will continue to serve the Company as its Vice Chairman.

         The agreement has a two-year term, during which Mr. Savitske will receive an annual base salary of $325,000, plus annual cash bonuses to be determined at the sole discretion of the Board of Directors. In addition to the base salary and annual bonuses, Mr. Savitske is entitled to all fringe benefits, including participation in pension, group life, disability, health and other similar benefit or insurance programs made available generally to the senior executives of the Company. If Mr. Savitske's employment is terminated by the Company other than for cause, he will continue to be entitled to the compensation otherwise provided for in his employment agreement for the remainder of its term. "Cause" includes willful failure to perform, after notice and opportunity to cure, or certain criminal or fraudulent conduct. Mr. Savitske's employment agreement provides for a non-competition period of two years following his termination of employment.

         The Company also has existing Supplemental Compensation Agreements (the "Agreements") with Mr. Savitske, Mr. Grafer, Mr. Lawrence, and Mr. Wright, which, following a change in control of the Company, provide for a lump sum compensation payment to the executive in the event of his termination of employment by the Company, or by such executive following a substantial change in his job responsibilities. The lump sum compensation payments for Messrs. Savitske and Grafer are equal to 2.99 times their respective "base amounts" [as defined under Section 280G(b)(3) of the Internal Revenue Code]. The lump sum payments for Messrs. Lawrence and Wright are equal to two times their respective "base amounts" [as defined under Section 280G(b)(3) of the Internal Revenue Code].

         A "change of control" is defined in such Agreements as: (i) the acquisition by any person or entity (other than any Company employee benefit plan) of 30% or more of combined voting power of the Company's outstanding securities; or (ii) shareholder approval of any consolidation or merger where, following such consolidation or merger, the Company's original shareholders do not hold at least 60% of the voting securities of the surviving corporation; or (iii) during any 24-month period, the individuals (including "qualified replacements") who, at the beginning of the period, make up the

      Board of Directors, cease, for any reason, to constitute a majority of the Board; or (iv) shareholder approval of any sale, lease, exchange or other transfer of all, or substantially all, of the Company's assets to any entity in which the Company, or its shareholders, own less than 60% of that entity's outstanding voting securities. The Agreements extend through September 30, 2000.

                       SALARIED EMPLOYEES' RETIREMENT PLAN

         The Salaried Employees' Retirement Plan (the "Plan") is a defined benefit plan and provides for an annual lifetime pension at normal retirement age (the later of age 65 or five years of participation in the Plan) equal to 1.5% of the participant's total cash compensation from the Company (including any contributions made to the Employees' Stock Savings Plan from their pre-tax remuneration) for the period of covered employment occurring after October 1, 1987. The compensation elements upon which the Plan benefits are based are salary and payments of cash awards under the various incentive plans.

         The Company funds the entire cost of the Plan by periodic contributions to the Plan trust on an actuarial basis. Company contributions to the trust are not allocated to the account of any particular employee; officers participate in the Plan on the same basis as all other employees of the Company who are covered by the Plan.

         Should they continue their covered employment with the Company at their 1999 annual rate of cash compensation until attainment of normal retirement age, the annual lifetime pension at normal retirement age under the Plan would be $33,150 for Mr. Kalich, $48,965 for Mr. Savitske; $51,977 for Mr. Grafer; $39,442 for Mr. Lawrence; and $18,503 for Mr. Wright.

                          SUPPLEMENTAL RETIREMENT PLANS

         The Supplemental Retirement Plan (the "SRP") provides an annual supplemental pension benefit to any participant in the Salaried Employees' Retirement Plan whose benefit under that plan is reduced or limited as a result of rules set forth in the Internal Revenue Code. The funding of the cost of this benefit will come from the general assets of the Company.

         Should they continue their covered employment with the Company at their 1999 annual rate of cash compensation until attainment of normal retirement age, the annual lifetime benefit at normal retirement age under the SRP would be $46,740 for Mr. Kalich, $30,458 for Mr. Savitske, and $4,638 for Mr. Grafer.

         The Targeted Retirement Benefit Plan (the "Targeted Plan") provisions provide that participants' retirement benefit will not be less than 55% of final average earnings. To the extent that Company funded benefits from the Salaried Employees' Retirement Plan and all other sources do not achieve this target, the Targeted Plan will make up the difference. The funding of the cost of the Targeted Plan will come from the general assets of the Company. Current participants are Mr. Kalich, Mr. Savitske and Mr. Grafer.

         Should they continue their covered employment with the Company at their 1999 annual rate of cash compensation until attainment of normal retirement age, the estimated annual lifetime benefit at normal retirement age under the Targeted Plan would be $119,316 for Mr. Kalich, $59,806 for Mr. Savitske and $15,607 for Mr. Grafer.


                            NATIONAL-STANDARD COMPANY
                           RELATIVE MARKET PERFORMANCE
                TOTAL RETURN FOR FISCAL YEARS ENDING SEPTEMBER 30



                                [GRAPHIC OMITTED]








                       1995       1996            1997          1998       1999
                       ----       ----            ----          ----       ----
      N-S Co.          $117       $ 66            $ 65          $ 27       $ 25
      S&P 400           126        143             199           187        234
      Peer Group         99         98             146            76         76

      Assumes $100  invested  October 1, 1994 in  National-Standard  Co.  Common
      Stock,   S&P  400  Midcap  index  and  industry   peer  group   (dividends
      reinvested).

                      PEER GROUP USED IN PERFORMANCE CHART

         The peer group shown in the performance chart is a subset of the "Specialty and Other Products" subgroup of the Standard and Poor's Steel and Heavy Machinery group and consists of the following companies:
      Birmingham Steel Corp., Carpenter Technology, Chaparral Steel Company, Commercial Metals, Keystone Construction Industries, Inc., Lukens, Inc., Quanex Corp., and Timken Company.

                                    AUDITORS

         During 1999, the Company engaged the firm of KPMG LLP as independent public accountants to render audit services, including such matters as the annual audit of financial statements for the Company and its subsidiaries. Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP as independent auditors for the fiscal year ending
      September 30, 2000. A representative of KPMG LLP will be present at the meeting with the opportunity to make a statement if appropriate and will be available to respond to questions.

      ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K

         The Company is required to file an annual report, called Form 10-K, with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended September 30, 1999 will be made available without charge to any person entitled to vote at the Annual Meeting. Written request should be directed to T. C. Wright, Office of the Corporate Secretary, National-Standard Company, 1618 Terminal Road, Niles, Michigan 49120.

                                  MISCELLANEOUS
                              COST OF SOLICITATION

         The cost of soliciting proxies from the shareholders of the Company will be borne by the Company. Proxies may be solicited by mail, personal interviews, telephone and facsimile transmission (FAX). It is anticipated that banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies and will be reimbursed for their charges and expenses incurred in connection therewith.

         The Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey to assist in the solicitation of proxies. Corporate Investor Communications, Inc. will receive a fee of $3,500 plus out-of-pocket expenses and disbursements for its services. Certain directors, officers and regular employees of the Company may also solicit proxies without additional remuneration therefor.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

         Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings, consistent with rules and regulations of the Securities and Exchange Commission. To have such proposals considered for inclusion in the Proxy Statement and Proxy of the Board of Directors for the 2001 Annual Meeting, such proposals must be received by the Secretary of the Company no later than August 17, 2000.
         In addition, the Bylaws provide that in order for business to be brought before the Annual Meeting, a shareholder must deliver written notice to the Secretary of the Company not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting. The notice must state the shareholder's name, address, number of shares of Common Stock held, and briefly describe the business to be brought before the meeting and any material interest of the shareholder in the proposal.

                      DIVIDEND REINVESTMENT SERVICE SHARES

         For shareholders in the Company's Dividend Reinvestment Service offered by the State Street Bank and Trust Company, Boston, Massachusetts, the Bank will vote any shares that it holds for the participant's account in accordance with the proxy returned by the participant to the Bank in respect of the shares of the Company Stock held by the Bank in such participant's account. Shares in respect of which a proxy or other written instructions are not received by the Company or the Bank will not be voted.

                    MANNER IN WHICH THE PROXIES WILL BE VOTED

         In the absence of contrary direction, the persons named in the enclosed proxy propose to vote the proxies FOR the election of each of the above nominees to the Board, (ii) to vote the proxies and FOR approval of the additional allocation of 500,000 shares to the 1993 National-Standard Stock Option Plan, and (iii) to vote the proxies FOR approval of the Company's granting of an option to purchase 150,000 shares of the Company's Common Stock to Ronald B. Kalich. Management knows of no other matter which may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote in accordance with their judgment upon such matter. Abstentions and broker non-votes will be counted to determine if a quorum is present. Broker non-votes are not counted in determining the number of shares voted for or against any proposal. However, an abstention by any shareholder is counted as if it were a vote against any proposal.
         Shareholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. Moreover, it is important that the proxies be returned promptly. A proxy may be revoked at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the meeting and withdrawing the proxy. A shareholder may also be represented by another person present at the meeting through executing a form of proxy designating such person to act on such shareholder's behalf.

                                            By Order of the Board of Directors,


                                            T. C. Wright
                                            Secretary

PROXY                        NATIONAL-STANDARD COMPANY                     PROXY
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, appoints RONALD B. KALICH and DONALD F. WALTER, or either of them, proxies of the undersigned, with full power of substitution to vote all stock the undersigned is entitled to vote at the National-Standard Company Annual Meeting of Shareholders to be held on Thursday, January 27, 2000, and any adjournments thereof, (1) as specified on the matters set forth below, and (2) in their discretion on such other matters as may properly come before the meeting.

THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT YOU  VOTE  FOR THE  ELECTION  OF TWO
DIRECTORS; FOR APPROVAL TO ALLOCATE 500,000 ADDITIONAL SHARES TO THE 1993 NATIONAL-STANDARD STOCK OPTION PLAN; AND FOR APPROVAL TO GRANT TO RONALD B. KALICH THE OPTION TO PURCHASE 150,000 SHARES OF COMPANY COMMON STOCK.

      Proposal 1 - FOR / /   AGAINST / /           Authority to Vote for all
                                                   Nominees Listed Below:
                    Michael B. Savitske, Charles E. Schroeder

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided here:


                 ---------------------------------------------------------------


   Proposal 2 - FOR / /   AGAINST / /    Approval to Allocate 500,000 Additiona
                                         Shares to the 1993 National-Standard
                                         Stock Option Plan.

   Proposal 3 - FOR / /   AGAINST / /    Approval to Grant to Ronald B. Kalich
                                         the Option to Purchase 150,000 Shares
                                         of Company Common Stock.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                           (CONTINUED FROM OTHER SIDE)


ACCOUNT NUMBER                     NUMBER OF SHARES                 PROXY NUMBER

     THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTORS PROPOSED, FOR PROPOSAL 2, AND FOR PROPOSAL 3. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.
                                            Dated: ____________________, 19 ____

                                            ------------------------------------
                                                    (Signature of Shareholder)


                                            ------------------------------------
                                             (Signature of  Shareholder)  Please
                                             sign   exactly   as  name   appears
                                             hereon.  If  signing  as  attorney,
                                             executor, administrator, trustee or
                                             guardian, please give full title of
                                             such,   and   if   signing   for  a
                                             corporation,  give your title. When
                                             shares  are in the  names  of  more
                                             than one person, any one may sign.

        PLEASE DATE, SIGN, AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.